UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2023 (July 31, 2023)
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The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)
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Ohio	001-11593	31-1414921
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

14111 Scottslawn Road	Marysville	Ohio	43041
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (937) 644-0011
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 stated value	SMG	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 31, 2023 (the “Effective Date”), The Scotts Miracle-Gro Company (the “Company”) and certain of its subsidiaries entered into (i) an Amendment No. 2 (the “Credit Agreement Amendment”) to the Company’s Sixth Amended and Restated Credit Agreement dated as of April 8, 2022 (as previously amended, the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the lenders party thereto and (ii) an Amendment No. 1 (“Guarantee and Collateral Agreement Amendment”) to the Company’s Sixth Amended and Restated Guarantee and Collateral Agreement dated as of April 8, 2022 (the “Guarantee and Collateral Agreement”) with the Administrative Agent.

Pursuant to the Credit Agreement Amendment, the Credit Agreement was amended to, among other changes, (a) reduce the revolving loan commitments by $250,000,000; (b) adjust the required leverage levels for the quarterly leverage covenant for the period commencing on the Effective Date until the earlier of (i) October 1, 2025 and (ii) subject to certain conditions specified in the Credit Agreement Amendment, the termination by the Company of such adjustment (such period, the “Leverage Adjustment Period”); (c) replace the interest coverage covenant with a fixed charge coverage covenant; (d) increase the interest rate applicable to borrowings under the revolving credit facility and the term loan facility by 0.25% for each existing pricing tier and add a pricing tier that is applicable for leverage in excess of 6.0 to 1.0; (e) limit the amount of incremental revolving commitments, incremental term loan commitments and incremental equivalent notes permitted to be incurred by the Company to $25,000,000 during the Leverage Adjustment Period; (f) require pro forma compliance with certain leverage levels specified in the Credit Agreement Amendment with respect to the Company’s ability to make certain investments; and (g) add provisions that require the Company and its domestic subsidiaries that are a party to the Guarantee and Collateral Agreement to grant liens in favor of the Administrative Agent on their intellectual property (subject to certain agreed exceptions) to secure their obligations under the Credit Agreement and the other loan documents.

The Company and its domestic subsidiaries that are a party to the Guarantee and Collateral Agreement executed the Guarantee and Collateral Agreement Amendment, pursuant to which the Company and its domestic subsidiaries party thereto granted a first priority lien to the Administrative Agent on their intellectual property, subject to certain exceptions set forth in the Guarantee and Collateral Agreement Amendment. After giving effect to the Guarantee and Collateral Agreement Amendment, the obligations under the Credit Agreement and other loan documents are secured by (i) a perfected first priority security interest in all of the accounts receivable, inventory, equipment and intellectual property of the Company and its domestic subsidiaries that are party to the Guarantee and Collateral Agreement Amendment and (ii) the pledge of all of the capital stock of the Company’s domestic subsidiaries that are party to the Guarantee and Collateral Agreement Amendment and 65% of the capital stock of the Company’s first-tier foreign subsidiaries, in each case subject to exceptions and minimum thresholds set forth in the Credit Agreement and the Guarantee and Collateral Agreement.

The foregoing summary of each of the Credit Agreement Amendment and the Guarantee and Collateral Agreement Amendment is not complete and is qualified in its entirety by reference to the full and complete text of each Amendment, copies of which will be filed as exhibits to the Company’s annual report on Form 10-K for the year ending September 30, 2023.

Item 2.02. Results of Operations and Financial Condition.
On August 2, 2023, Scotts Miracle-Gro issued a news release reporting information regarding its financial results for the three and nine months ended July 1, 2023 and its financial condition as of July 1, 2023. The news release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of businesses acquired:
Not applicable.
(b) Pro forma financial information:
Not applicable.
(c) Shell company transactions:
Not applicable.
(d) Exhibits:

Exhibit No.	Description
99.1	News release issued by The Scotts Miracle-Gro Company on August 2, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated: August 2, 2023	By:	/s/ MATTHEW E. GARTH
Printed Name: Matthew E. Garth
Title: Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated August 2, 2023
The Scotts Miracle-Gro Company

Exhibit No.	Description
99.1	News release issued by The Scotts Miracle-Gro Company on August 2, 2023